UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 26, 2003 (November 19, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas 75063
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 830-1800

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated November 19, 2003, announcing financial results for the quarter ended September 30, 2003 (attached hereto and furnished but not filed).

Item 12.	Results of Operations and Financial Condition.

On November 19, 2003, Aegis Communications Group, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The press release contains disclosure of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP).  The press release contains a reconciliation of EBITDA to operating loss, a GAAP measure.  EBITDA is a non-GAAP financial measure which the Company has included in the press release.  Because of the complex nature of the Company’s tax, equity, and debt structure, management has found this measure to be of significant internal reporting value in understanding Company performance.  EBITDA is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Company’s consolidated financial statements, is not intended to represent funds available for debt service, dividends, or reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The information furnished in this report (including Exhibit 99.1 hereto) is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless expressly incorporated by specific itemized reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 26, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/	Herman M. Schwarz
Herman M. Schwarz
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 19, 2003, announcing financial results for the quarter ended September 30, 2003 (attached hereto and furnished but not filed).